Exhibit 23.1 – Consent of Independent

Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 033-91022) and Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Form S-8 No. 033-91022) pertaining to the O’Reilly Automotive, Inc. Performance Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-63467) pertaining to the O’Reilly Automotive, Inc. Director Stock Option Plan and the O’Reilly Automotive, Inc. 1993 Stock Option Plan,

(3)	Registration Statements (Form S-8 No. 333-59568 and 333-136958) pertaining to the O’Reilly Automotive, Inc. Profit Sharing and Savings Plan,

(4)	Registration Statement (Form S-8 No. 333-111976) pertaining to the O’Reilly Automotive, Inc. 2003 Employee Stock Option Plan, O’Reilly Automotive, Inc. 2003 Director Stock Option Plan, O’Reilly Automotive, Inc. 1993 Employee Stock Option Plan, and the O’Reilly Automotive, Inc. Stock Purchase Plan,

(5)	Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to Form S-4 (Form S-8 No. 333-151578) pertaining to the CSK Auto Corporation 2004 Stock and Incentive Plan, CSK Auto Corporation 1999 Employee Stock Option Plan, CSK Auto Corporation 1996 Executive Stock Option Plan, CSK Auto Corporation 1996 Associate Stock Option Plan and CSK Auto Corporation Nonqualified Stock Option Agreement with Lawrence N. Mondry,

(6)	Registration Statement (Form S-8 No. 333-157862) pertaining to the O’Reilly Automotive, Inc. Stock Purchase Plan, and

(7)	Registration Statement (Form S-8 No. 333-159351) pertaining to the O’Reilly Automotive, Inc. 2009 Stock Purchase Plan and to the O’Reilly Automotive, Inc. 2009 Incentive Plan;

of our reports dated February 26, 2010, with respect to the consolidated financial statements and schedule of O’Reilly Automotive, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of O’Reilly Automotive, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Kansas City, Missouri

February 26, 2010